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EXHIBIT 99.1

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             PRESS RELEASE PRESS RELEASE PRESS RELEASE PRESS RELEASE
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GLOBAL PREFERRED HOLDINGS, INC.                          FOR IMMEDIATE RELEASE

CONTACT:  Bradley Barks                                   PHONE: 770/248-3531

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                    GLOBAL PREFERRED HOLDINGS, INC. ANNOUNCES
                            YEAR-END RESULTS FOR 2002

ATLANTA MARCH 31, 2003 - Global Preferred Holdings, Inc. (Global Preferred) reported consolidated net income of $1.5 million, or $0.37 per diluted share, for the year ended December 31, 2002. This represents a decrease of $3.6 million, or 72% from the results for the year ended December 31, 2001. The most significant factor in the decrease in pre-tax net income was a $3 million increase in the Company's amortization of its deferred acquisition costs, primarily a result of unlocking its near-term assumptions that reflected an increase in surrender experience and lower than expected equity market performance during 2002. Other contributing factors included a third quarter $1.7 million pre-tax charge for the Company's withdrawn public offering and increased operating costs of $1.1 million.

         Revenues for the year ended December 31, 2002 increased 5%, to $31.8 million compared to $30.5 million for the same period a year ago. The revenue growth continued to be driven by increases in business reinsured from Western Reserve Life Assurance Co. of Ohio (Western Reserve). Global Preferred expanded its reinsurance of existing business during the first quarter and continued to reinsure new business throughout the year. In addition to its ongoing reinsurance activities with Western Reserve and other life insurance companies, Global Preferred expects to announce its advancement in launching new reinsurance relationships during the course of 2003.

         The increase in operating expenses was primarily due to higher salary and employee-related expenses associated with increased staffing to support Global Preferred's increased business activities and expansion, legal fees and business insurance expenses.

         "Faced with pressures on earnings found throughout much of the life insurance industry during 2002, our results were similar to those of direct writing insurance companies with comparable products," commented Ed McKernan, President and CEO. "While it was a difficult year for us in terms of income results, we have positioned ourselves favorably to expand our business model during 2003. Our new marketing strategy, developed during the second half of 2002, has been well-received and we expect that it will bring additional opportunities for us in 2003."

ABOUT GLOBAL PREFERRED HOLDINGS, INC.

         Global Preferred Holdings, Inc., whose executive offices are located in Duluth, Georgia, is the parent of Global Preferred Re Limited, a Bermuda life reinsurer. As of December 31, 2002, Global Preferred Re reinsured over 314,000 life insurance policies, riders and annuity contracts, which accounted for life insurance policies with an aggregate

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face value of approximately $8.5 billion and aggregate annuity contract benefits of approximately $225 million.


FORWARD-LOOKING STATEMENTS

         Certain statements in this news release may contain forward-looking statements within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934. Such forward-looking statements are made pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933.

         All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the company, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements.

         We have described some important factors that could cause our actual results to differ materially from our expectations in "Factors that may Affect Future Results of Operations" included as Exhibit 99.3 in our Annual Report on Form 10-K for the year ended December 31, 2002. You should carefully review these risks and additional risks described in other documents we file from time to time with the Securities and Exchange Commission, including quarterly reports on the Form 10-Q. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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PRESS RELEASE      PRESS RELEASE     PRESS RELEASE      PRESS RELEASE
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                         GLOBAL PREFERRED HOLDINGS, INC.

                           Consolidated Balance Sheets


                                                                                                Years Ended December 31,
                                                                                          -----------------------------------
                                    ASSETS                                                    2001                   2002
                                                                                          ------------           ------------
Fixed maturity securities - available for sale (amortized cost of
   $11,840,749 and $2,673,762 for 2001 and 2002, respectively) .................          $ 12,214,279           $  2,798,190
Cash and cash equivalents ......................................................             8,062,110             15,858,256
Investment income due and accrued ..............................................               172,055                 80,882
Accounts receivable ............................................................                    --                215,500
Reinsurance balances receivable ................................................             2,842,908              3,078,949
Reinsured policy loans .........................................................             1,013,629              1,115,994
Deferred acquisition costs .....................................................            42,800,269             49,850,309
Prepaid expenses ...............................................................               659,538                888,662
Current income tax recoverable .................................................                    --                172,500
Fixed assets (net of accumulated depreciation of $147,750 and
   $240,439 for 2001 and 2002, respectively) ...................................                88,114                215,095
                                                                                          ------------           ------------
         Total assets ..........................................................          $ 67,852,902           $ 74,274,337
                                                                                          ============           ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
   Future policy benefits ......................................................          $ 11,911,532           $ 16,923,775
   Reinsurance balances payable ................................................               188,818                 42,130
   Accrued expenses and accounts payable .......................................               544,683                473,636
   Accrued interest payable ....................................................               158,219                158,219
   Current income tax payable ..................................................               413,299                     --
   Long term debt ..............................................................             5,000,000              5,000,000
   Deferred tax liability ......................................................             7,667,767              8,354,722
                                                                                          ------------           ------------
         Total liabilities .....................................................            25,884,318             30,952,482
                                                                                          ------------           ------------

Stockholders' equity:
   Preferred stock, par value $2.00, 10,000,000 shares authorized; Series A
     Preferred Stock, 1,000,000 shares authorized; 266,047 shares issued for
     2001 and no shares issued for 2002, respectively ..........................               532,094                     --
   Common stock, par value $.001, 50,000,000 shares authorized;
     3,750,000 shares and 4,149,074 shares issued for 2001 and
     2002, respectively ........................................................                 3,750                  4,149
   Additional paid-in capital ..................................................            22,794,331             23,326,026
   Accumulated other comprehensive income ......................................               246,531                 82,125
   Retained earnings ...........................................................            18,441,145             19,958,822
   Treasury stock, at cost (7,390 shares for 2001 and 2002,
     respectively) .............................................................               (49,267)               (49,267)
                                                                                          ------------           ------------
         Total stockholders' equity ............................................            41,968,584             43,321,855
                                                                                          ------------           ------------
Total liabilities and stockholders' equity .....................................          $ 67,852,902           $ 74,274,337
                                                                                          ============           ============



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GLOBAL PREFERRED HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF INCOME


                                                                       Years Ended December 31,
                                                         ------------------------------------------------
                                                             2000              2001              2002
                                                         ------------      ------------      ------------
Revenues:
   Premiums ........................................     $ 16,618,927      $ 19,240,551      $ 17,984,990
   Reinsured policy revenues .......................       12,893,664        11,237,610        13,859,540
   Net investment income ...........................          527,613           810,544           742,221
   Net realized gain on investments ................            2,606            44,807           427,823
                                                         ------------      ------------      ------------
         Total revenues ............................       30,042,810        31,333,512        33,014,574
                                                         ------------      ------------      ------------

Benefits and expenses:
   Benefits, claims and settlement expenses ........        7,559,164         6,292,392         8,428,898
   Change in future policy benefits ................        2,052,733         2,411,335         1,525,570
   Reinsurance expense allowances, net .............        7,539,492         8,501,197         8,517,836
   Amortization of deferred acquisition costs ......        4,016,629         3,944,660         7,023,815
   Operating expenses ..............................        1,256,080         1,951,634         3,119,932
   Interest expense ................................          665,119           378,145           380,116
   Costs of withdrawn offering .....................               --                --         1,712,000
                                                         ------------      ------------      ------------
         Total benefits and expenses ...............       23,089,217        23,479,363        30,708,167
                                                         ------------      ------------      ------------
         Income before income tax ..................        6,953,593         7,854,149         2,306,407
   Income tax expense ..............................       (1,820,717)       (2,391,568)         (788,730)
                                                         ------------      ------------      ------------
         Net income ................................     $  5,132,876      $  5,462,581      $  1,517,677
                                                         ------------      ------------      ------------

   Preferred dividends .............................          155,198           267,104                --
                                                         ------------      ------------      ------------
         Net income available to common stockholders     $  4,977,678      $  5,195,477      $  1,517,677
                                                         ============      ============      ============

Basic earnings per share ...........................     $       1.33      $       1.39      $       0.37
                                                         ============      ============      ============

Diluted earnings per share .........................     $       1.30      $       1.32      $       0.37
                                                         ============      ============      ============

Weighted average common shares outstanding .........        3,742,610         3,742,610         4,141,684
                                                         ============      ============      ============

Total weighted average common and common
   equivalent shares outstanding ...................        3,943,897         4,141,684         4,141,684
                                                         ============      ============      ============